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                                                                   EXHIBIT 3.1.1

                                [DELAWARE LOGO]
                            ----------------------    PAGE 1
                               THE FIRST STATE


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SIMMONS COMPANY", CHANGING ITS NAME FROM "SIMMONS COMPANY" TO "SIMMONS BEDDING COMPANY", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JULY, A.D. 2004, AT 11:15 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


2585475 8100               [SEAL]      /s/ Harriet Smith Windsor
040516725                              -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

                                             AUTHENTICATION: 3234143

                                                       DATE: 07-15-04
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                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 11:15 AM 07/14/2004
                                                     FILED 11:15 AM 07/14/2004
                                                    SRV 040516725 - 2585475 FILE


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                SIMMONS COMPANY


         Simmons Company (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), does hereby certify pursuant to Section 242 of the DGCL:

         FIRST: The name of the corporation is "Simmons Company."

         SECOND: The name of the Corporation is "Simmons Bedding Company". The Corporation was originally incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 14, 2003. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 19, 2003. An amendment to the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 19, 2003, pursuant to which the name of the Corporation was changed to "Simmons Company" (the "Certificate").

         THIRD: ARTICLE FIRST of the Certificate is hereby deleted and restated in its entirety as follows:

         The name of the corporation is Simmons Bedding Company (the "Corporation").

         FOURTH: This amendment to the Certificate herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the DGCL.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 6th day of July, 2004.



                               SIMMONS COMPANY

                               /s/ William S. Creekmuir
                               -------------------------------------------------
                               Name:  William S. Creekmuir
                               Title: Executive Vice President, Chief
                                      Financial Officer, Assistant Treasurer and
                                      Assistant Secretary